Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 5, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting for the year ended December 31, 2008, which appears in the Annual Report on Form 10-K of West Bancorporation, Inc. for the year ended December 31, 2008.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement..

/s/ McGladrey & Pullen, LLP

Des Moines, Iowa
March 27, 2009